Exhibit 10.3

                              CONSULTING AGREEMENT

THIS AGREEMENT is dated the first day of January, 1997

BETWEEN:

                      Alford Refrigerated Warehouses, Inc.
                                318 Cadiz Street
                               Dallas, Texas 75207
                          (herein called the "Client")

                                     - and -

                             Alton M. Adams, P. Eng.
                              3273 Grassfire Cresc.
                          Mississauga, Ontario, L4Y 3J8
                        (herein called the "Consultant")

WHEREAS, the Client desires to engage the Consultant to provide services to the Client for the term of this Agreement and the Consultant has agreed to provide such services, all in consideration and upon the terms and conditions contained herein;

NOW, THEREFORE, it is hereby agreed as follows:

1.       Services
         --------

         The Client agrees to engage the Consultant to provide the services described in Schedule "A" attached hereto and the consultant has agreed to perform and provide such services (collectively call the "Services").

2.       Term
         ----

         Except as otherwise provided in this Agreement, the Client agrees to engage the Consultant to provide the Services for a term commencing
         January 1, 1997 and ending December 31, 1997. Should the Consultant provide services beyond the end of the initial term of the Agreement (or the end of any automatic renewals thereof), the term of this Agreement shall be automatically renewed for an additional term of 1 year.


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3.       Fee
         ---
         (a) The Client agrees to pay the Consultant a fee for the services provided by the Consultant under the Agreement in the amount of $8,000.00 U.S. per month payable semi-monthly on the fifteenth and thirty-first days of each month.

         (b) The Consultant agrees to render semi-monthly invoices to the Client, in a form reasonably acceptable to the Client, detailing the Services performed by the Consultant.

4.       Expenses
         --------

         The Client shall pay for or reimburse the Consultant for all reasonable, ordinary and necessary expenses incurred by the Consultant in the ordinary course of performing the Services upon presentation of proper accounts, statements, invoices or receipts for such items.

5.       Time and Effort
         ---------------

         The Consultant shall be free to devote such portion of the Consultant's time, energy, effort and skill as the Consultant sees fit, and to perform the Consultant's duties when and where the Consultant sees fit, so long as the Consultant performs the Services set out in this Agreement in a timely and professional fashion.

6.       Compliance
         ----------

          (a) The Consultant shall comply with all applicable federal, state and municipal laws, rules and regulations arising out of or connected with the performance of the Services under this Agreement by the Consultant or its employees.

          (b) The Consultant shall be responsible for all Unemployment Insurance Contributions, Canada Pension Plan contributions, Income Tax and Workers' Compensation payments relating to or arising out of the fees paid to the Consultant under this Agreement and the Services performed by the Consultant or its employees. Payments relating to any of the above shall be the responsibility of the Consultant and shall be forwarded by the Consultant as appropriate, directly to the government agencies involved. Proof of compliance with this requirement shall be available to the Client upon request.


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7.       Other Services
         --------------

         The Consultant will be free to perform consulting and other services to the Consultant's other clients during the term of this Agreement, provided, however, that the Consultant shall ensure that the Consultant is able to perform the Services pursuant to this Agreement in a timely and professional fashion. The Consultant agrees not to perform services for the Consultant's other clients which may create a conflict of interest or interfere with the Consultant's duties pursuant to this Agreement.

8.       Termination
         -----------

         Upon termination of this Agreement:

         (i) the Client's obligations to the Consultant under this Agreement shall terminate except for the Client's obligation to pay any fees and expenses in accordance with the terms of this Agreement, to the date of termination; and

         (ii) the Consultant's obligations to the Client under this Agreement shall terminate except those obligations which are specifically expressed to survive the termination of this Agreement.

9.       Governing Law
         -------------

         This Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

10.      Severability
         ------------

         If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

11.      Amendments
         ----------

         Any amendments to this Agreement must be in writing and signed by both parties hereto.

12.      Time of Essence
         ---------------

         Time shall be of the essence in this Agreement.



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13.      Indemnification
         ---------------

         This is the entire Agreement between the Client and the Consultant with respect to the consulting services to be provided by the Consultant to the Client and supersedes any prior agreements with respect to such services whether written or oral.

14.      Notices
         -------

         Notices hereunder shall be in writing and must be either delivered or sent by double registered mail to the address(es) set forth above. A party may change the address set forth above by proper notice to the other.

15.      Waiver
         ------

         The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict performance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

16.      Assignment
         ----------

         This Agreement is personal in nature and may not be assigned by either party hereto.

17.      Inurement
         ---------

         This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective employees and permitted receivers, successors and assigns.

IN WITNESS WHEREOF the parties hereto have signed this Agreement as of the day and year first above written.


ALFORD REFRIGERATED WAREHOUSES, INC.


Per: /s/Michael A. Oros
     ------------------

A. M. ADAMS, P. ENG.

-----------------------


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                                  SCHEDULE "A"

                             Description of Services

To provide managerial services required as Chief Operating Officer.